EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127914, 333-101708, 333-66398, 333-74595, 333-67693, 333-43203, 333-21669,
333-21671, 033-94522, 033-60562 and 033-48982 on Form S-8 and Registration
Statement Nos. 333-107135, 333-67942, 333-122827 and 127885 on Form S-3 of our
reports dated June 28, 2006 relating to the consolidated financial statements of Valence Technology, Inc. (which report expressed an unqualified opinion on the consolidated financial statements and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern on those consolidated financial statements) and of our report on internal control over financial reporting (which report expressed an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness)appearing in this Annual Report on Form 10-K of Valence Technology, Inc. for the year ended March 31, 2006.


                                       /s/ Deloitte & Touche LLP
                                       -----------------------------------------
                                       Austin, Texas
                                       June 28, 2006